Exhibit 10.1

TERM NOTE

$2,000,000	July 17, 2023

FOR VALUE RECEIVED, IMMUCELL CORPORATION, a Delaware corporation with a place of business at 56 Evergreen Drive, Portland, Maine 04103 (the “Borrower”), promises to pay to the order of GORHAM SAVINGS BANK (“Lender”), the principal sum of Two Million and 00/100 Dollars ($2,000,000) or so much thereof as may be advanced and outstanding from time to time) together with interest thereon at a rate per annum (“Interest Rate”) equal to seven percent (7%) per annum.

The Borrower shall repay this note in equal consecutive monthly payments of principal and interest in the amount of $30,291.63 (the “Payment Amount”) each, beginning one (1) month from the date hereof and continuing on the same day of each month thereafter, with all remaining principal and interest due and payable Three (3) years from the date hereof (the “Maturity Date”).

If the Payment Amount stated above is insufficient to pay the accrued interest on any payment due date, the payment shall increase to an amount sufficient to pay such accrued interest. Interest shall be calculated on the basis of a three hundred sixty (360) day year counting the actual number of days elapsed. Payments when received shall be first applied to interest, late charges, fees and costs, and then the balance if any to principal.

AMORTIZATION:

Monthly principal and interest is based on a 84 month amortization schedule.

DEFINITIONS. As used herein the following terms shall have the meanings assigned:

a) “Amounts Owing Hereunder” shall mean the entire outstanding principal balance of this Note; all accrued, unpaid interest; and all charges and expenses payable by Borrower to Lender under the Loan Documents, including, without limitation, all unpaid late payment fees and default interest, if any.

b) “Lender” shall mean GORHAM SAVINGS BANK, its successors and assigns, including any subsequent holder hereof.

c) “Loan Document(s)” shall mean this Note, the commitment letter dated April 26, 2023, any other debt instrument of Borrower held by Lender, the Security Agreement of even or recent date, and all other agreements, documents or writings evidencing, governing or securing the indebtedness and obligations of Borrower to Lender, including, without limitation, all guaranties and any security therefor.

d) “Parties Liable Herefor” shall mean Borrower, and any guarantor, endorser, accommodation party or other surety, now existing or hereafter arising. All undertakings and obligations of Parties Liable Herefor shall be joint and several.

PREPAYMENT. Borrower may prepay this Note at anytime without penalty.

LATE PAYMENT. If any payment is received ten (10) or more days after date due, then all Parties Liable Herefor shall be liable to Lender for a late payment fee of Six Percent (6.0%) of the total amount of such delinquent payment, to be assessed at the option of Lender at any time while any balance remains outstanding hereunder. Failure to collect a late payment fee on any one or more occasions shall not be deemed to waive the right of Lender to subsequently collect such late payment fees. Acceptance of late payment fees shall not waive or impair Lender’s rights to require timely payment of all amounts due hereunder.

DEFAULT INTEREST RATE. Lender shall have the right to charge interest on the unpaid principal balance hereof at an interest rate Five Percent (5.0%) per annum in excess of the rate of interest otherwise payable as provided herein, for any period during which any Party Liable Herefor shall be in default under any Loan Document, including without limitation any monetary or payment default, subject to notice, if required, and expiration of any applicable cure period, if any. In the event of default under this Note or under any Loan Document followed by collection and enforcement activity by Lender, the Default Interest Rate shall accrue and be payable until actual payment and satisfaction of all Amounts Owing Hereunder. Failure to collect default interest rates on any one or more occasions shall not be deemed to waive the right of Lender to subsequently collect such rates. Acceptance of default interest rates shall not waive or impair Lender’s rights to require timely payment of all amounts due hereunder.

The Bank, in its sole discretion, may adjust the monthly payment to an amount which will approximately amortize the remaining principal balance, at the default interest rate, based on the note amortization schedule; however this will not change the Maturity Date. Borrower agrees however, to pay at least the interest portion of any payment should it exceed the regularly scheduled payment each month, regardless of whether notice is sent of changes in the monthly installment amount. Any unpaid principal plus accrued interest shall be due and payable at maturity. Monthly payments when received at the option of the lender hereof shall be first applied to interest, late charges, fees and costs, and then the balance if any to principal.

All payments due hereunder shall be payable to GORHAM SAVINGS BANK at any of its offices, or to such other parties or addresses as Lender may from time to time designate in writing. After the date of this Note, if future advances are made to the Borrower under this Note, such advances shall be added to the principal balance due hereunder, shall bear interest as provided in this Note, and shall be governed by all of the terms of this Note.

The Borrower will, at all times (upon reasonable prior notice and during normal business hours) make its books and records available, in its offices, for inspection, examination, and copying by the Lender and its representatives and will, at all times (upon reasonable prior notice and during normal business hours), permit inspection of its properties by the Lender and its representatives.

The Borrower will promptly advise Lender of any notice in respect of any order, claim or proceeding received by the Borrower as to material violations or alleged material violations of any statutes, orders, rules or regulations requiring any material work, repair or capital expenditures, or which may result in any material money penalties or costs to Borrower.

The Borrower will pay or reimburse the Lender, on demand, for all expenses (including, without limitation, attorney’s and paralegal fees and expenses) reasonably incurred or paid by the Lender in connection with the preparation, analysis, amendment or rearrangement of the Loan Documents and any instrument, agreement or document executed and delivered pursuant thereto or in connection therewith, or with the successful enforcement by the Lender of its rights as against the Borrower or any other person primarily or secondary liable to the Lender in respect of any obligations by the Borrower or such person to the Lender, or with the administration, supervision, protection or realization of any security held by the Lender for any of such obligations, and in the successful defense, settlement or satisfaction of any action, claim or demand asserted against the Lender with respect to the Lender’s rights or liabilities in respect of any such obligations, all of which shall be included in the obligations secured hereunder. At its option, and without limiting any rights or remedies, the Lender may pay or discharge taxes, liens, security interests and other encumbrances at any time levied against or placed on any of the Collateral and may procure and pay any premiums on any insurance to be carried by the Borrower or provide for the maintenance and preservation of the collateral and add the expense thereof to the obligations secured hereby.

From time to time hereafter, the Borrower will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as the Lender may reasonably request, for the purpose of implementing or effectuating the provisions of the Loan Documents, or for more fully perfecting or renewing the Lender’s rights with respect to the collateral pursuant hereto or thereto.

Borrower agrees that the Amounts Owing Hereunder may be demanded by Lender upon the occurrence of any one or more of the following events of default (“Events of Default”):

(a) Failure by Borrower to pay as and when due and payable any interest on or principal of or other sum payable under this Note, and continuation of such failure for a period of ten (10) days after such due date; or

(b) Failure by Borrower and/or any Parties Liable Herefor to pay as and when due and payable any sums to be paid by Borrower or Parties Liable Herefor under any Loan Documents (including, but not limited to, any payments required for taxes, insurance premiums and water and sewer charges) and continuance of such failure for a period of ten (10) days after written notice thereof from Lender; or

(c) Failure by Borrower or any Parties Liable Herefor to duly observe or perform any other term, covenant, condition or agreement contained in any note from Borrower and/or any Parties Liable Herefor to Lender, or the Loan Documents, and the continuance of such failure for a period of thirty (30) days after written notice thereof from Lender except as otherwise provided herein; or

(d) Any material representation or warranty of Borrower or any Parties Liable Herefor in any Loan Document shall prove to have been false or incorrect in any material respect; or

(e) The merger, dissolution, liquidation, termination of existence, sale of substantially all the assets of or insolvency of, or commencement of any kind of insolvency or bankruptcy proceeding by or against, or any assignment for the benefit of its creditors by, the Borrower or any Parties Liable Herefor, provided that upon the filing of any involuntary insolvency or bankruptcy proceeding, Borrower and any Parties Liable Herefor shall have ninety (90) days in which to contest and procure a dismissal of such proceeding during which Lender may suspend any further advances hereunder; or

(f) Any other event of default under any Loan Document, or any guaranty, security agreement, mortgage or other agreement (whether or not such other agreement relates to or secures this Note) entered into between Lender and Borrower or any Parties Liable Herefor, which is not cured within any applicable cure period; or

(g) Any other default by Borrower with respect to its indebtedness or obligations to any other creditors, except as are being actively contested in good faith and by appropriate proceedings with adequate reserves established therefore or except for claims amounting to less than $25,000 in the aggregate.

Upon the occurrence of any Events of Default, Lender may make demand for Amount Owing Hereunder; cease making advances hereunder; and exercise any rights and remedies of a secured party under the Delaware Uniform Commercial Code and/or of any of the Loan Documents.

All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing), except for any telephone notices as specifically provided for herein, may be personally served or sent by telex, telecopier, mail or the express mail service of the United States Postal Service, FedEx or other equivalent overnight or expedited delivery service, and (a) if given by personal service, telex (confirmed by telephone) or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt; (b) if sent by telex or telecopier without telephone confirmation, it shall be deemed to have been given twenty-four (24) hours after being given; (c) if sent by mail, it shall be deemed to have been given upon the earlier of (i) actual receipt, or (ii) three (3) Business Days after deposit in a depository of the United States Postal Service, first class mail, postage prepaid, or actual receipt; (d) if sent by Federal Express, the express mail service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given upon the earlier of (i) actual receipt or (ii) twenty-four (24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid, and properly addressed to Borrower or the Lender, as applicable. For purposes hereof, the address of the parties to this Agreement shall be as follows:

To Lender:	GORHAM SAVINGS BANK
10 Wentworth Drive
Gorham, Maine 04038
Attn: Nick Weightman, SVP

To Borrower:	IMMUCELL CORPORATION
Attn: Michael F. Brigham
56 Evergreen Drive
Portland, ME 04103
Attn: President & CEO

Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, at its option, without notice or demand and without liability, following and during the continuation of any Event of Default, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, excepting, however, any fiduciary or escrow accounts established by Borrower into which only funds of unrelated third-parties are deposited, and provided that Borrower has informed Lender and the applicable Lender of the nature of such accounts) at any time held, and other indebtedness at any time owing, by such Lender to or for the credit or the account of Borrower against any and all of the Amounts Owing Hereunder now or hereafter existing under this Note and the other Loan Documents, in such order and manner as such Lender may determine in its sole discretion.

No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights of remedies provided by law.

The Borrower and all Parties Liable Herefor, whether principal, guarantor, endorser or otherwise, hereby waive demand, notice and protest, and waive all recourse to suretyship and guarantorship defenses generally, including but not limited to, any extension of time for payment or performance which may be granted to Borrower or to any other liable party, any modifications or amendments to this Agreement or any documents securing payment and performance hereof, any act or omission to act by or behalf of Lender, any invalidity or unenforceability of security given herefor, any suretyship defenses or impairment of collateral, any release, whether intentional, unintentional, or by operation of law, of security, any release, whether intentional, unintentional or by operation of law, of a liable party or parties, and all other indulgences of any type which may be granted by Lender to the Borrower or any party liable herefor, and to also agree to pay all costs of collection of the indebtedness evidenced hereby, including, without limitation, reasonable attorneys’ fees which may be incurred in connection therewith, The Borrower hereby submits to the jurisdiction of the Courts of the State of Maine, and the United States District Courts therein, and to the jurisdiction of all courts to which an appeal may be taken, for the purpose of any action or other proceeding arising out of any obligation under this Agreement, and expressly waives any objections as to venue in any of such courts.

This Note shall be binding upon and inure to the benefit of the Borrower, Lender and their respective successors and assigns.

This Note and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of Maine.

If more than one person or entity executes this Note in favor of Lender, all obligations shall be joint and several with respect to each.

The singular form of any word used herein shall include the plural and vice versa. The use herein of a word of any gender shall include each of the masculine, feminine and neuter genders. The headings or titles of the several sections and paragraphs of this Agreement shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

If any term or provision of this Agreement shall be held invalid or unenforceable under any applicable laws, such invalidity or unenforceability shall not affect the validity or enforceability of any other terms or provisions of this Agreement.

It is intended, and Borrower and Lender hereby agree, that (i) a default under or in respect of any obligation of Borrower issued pursuant hereto or any Loan Documents or other security securing such obligation shall constitute a default in respect of the other obligations of Borrower to Lender and (ii) each obligation of Borrower to Lender is secured by the collateral of Borrower and the Loan Documents or any other security therefor. Borrower agrees that any and all collateral that the Lender has or may have or may in the future acquire from the Borrower for any current or future obligations of any of the foregoing to Lender shall be security for all obligations that the Borrower now has or may in the future incur to the Lender. Borrower shall execute and deliver to the Lender such mortgages, security agreements and other security documents satisfactory to the Lender to reflect and assure such cross-collateralization.

LENDER AND BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY RELATED INSTRUMENTS, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY LENDER AND BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER LENDER NOR BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

THE PARTIES AGREE THAT NO PROMISE, CONTRACT OR AGREEMENT TO LEND MONEY, EXTEND CREDIT, FOREBEAR FROM COLLECTION OF A DEBT OR MAKE ANY OTHER ACCOMMODATION FOR THE REPAYMENT OF A DEBT MAY BE ENFORCED AGAINST LENDER UNLESS THE PROMISE, CONTRACT OR AGREEMENT IS IN WRITING AND SIGNED BY THE LENDER. ACCORDINGLY, BORROWER CANNOT ENFORCE ANY ORAL PROMISE UNLESS IT IS CONTAINED IN LOAN DOCUMENTS SIGNED BY THE LENDER, NOR CAN ANY CHANGE, FORBEARANCE, OR OTHER ACCOMMODATION RELATING TO THE OBLIGATIONS, THE NOTE OR ANY OTHER OF THE LOAN DOCUMENTS BE ENFORCED, UNLESS IT IS IN WRITING AND SIGNED BY THE LENDER. BORROWER ALSO UNDERSTANDS AND AGREES THAT ALL FUTURE PROMISES, CONTRACTS OR AGREEMENTS OF THE LENDER RELATING TO ANY OTHER TRANSACTION BETWEEN IT AND THE LENDER CANNOT BE ENFORCED IN COURT UNLESS THEY ARE IN WRITING AND SIGNED BY THE LENDER. BY EXECUTION OF THIS AGREEMENT, BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE REQUIREMENT OF A WRITING DESCRIBED IN THIS PARAGRAPH SHALL APPLY TO THIS NOTE, THE OBLIGATIONS, THE LOAN DOCUMENTS, ANY EXTENSION, MODIFICATION, RENEWAL, FORBEARANCE OR OTHER ACCOMMODATION RELATING HERETO OR THERETO AND TO ANY OTHER CREDIT RELATIONSHIP BETWEEN BORROWER AND LENDER (WHETHER NOW EXISTING OR CREATED IN THE FUTURE), WHETHER OR NOT THE AMOUNT INVOLVED EXCEEDS $250,000.

Borrower submits to the jurisdiction of any state or federal court located within the State of Maine in connection with any suits or proceedings arising from or under this Note, and Borrower hereby waives personal service of any and all process upon Borrower, and consents that all such service of process be made by registered mail, or certified mail, return receipt requested, directed to Borrower at the address stated at this Note (or such other address as Borrower may have given Lender notice of under the terms of this Note) and service so made shall be deemed to be completed five (5) days after the same shall have been mailed to Borrower’s address.

Borrower hereby consents to the release and disclosure from time to time by Lender to any institution now or hereafter acquiring a participation interest in any of the Loan Documents, to any guarantor now or hereafter existing as to any of the Loan Documents and to Lender’s parent and affiliated financial institutions of any of the following items or matters: (i) copies or originals of any and all “financial records” (as defined at 9-B M.R.S. § 161, as amended) of Borrower now or hereafter in the possession or under the control of Lender, and (ii) any and all notices, financial and operating reports, balance sheets, financial statements, consultants’ reports, and any and all documentation and information of or regarding Borrower heretofore or hereafter provided to or generated by or for the benefit of Lender in connection with this Agreement or any of the obligations now or hereafter existing.

This Note and any extensions, renewals, refinances hereof and substitutions herefor shall be deemed to be secured by the terms of any mortgages or other security documents now held by, or in the future to be granted to, Lender, whether from the Borrower or any other Parties Liable Herefor, and whether or not such security is described therein. Lender shall have the right, without notice, upon and during the continuation of any Event of Default to reduce to possession and to set-off against any and all obligations and liabilities of Borrower any account, deposit or other property of the Borrower coming into Lender’s possession, or any other claim of Borrower against Lender.

Delay or failure on the part of Lender in exercising any rights herein shall not operate as a waiver of these or any other rights under this Note. After the due date, or acceleration or demand of all Amounts Owing Hereunder, the acceptance by Lender of any payment representing less than the total balance of all Amounts Owing Hereunder shall not constitute a waiver or relinquishment of Lender’s right to full and immediate payment of all remaining Amounts Owing Hereunder.

All Parties Liable Herefor hereby waive demand, presentment, notice of dishonor and protest. This Note shall take effect as an instrument under seal. This Note evidences a loan for business and/or commercial purposes.

All Parties Liable Herefor assent to its terms and consent to any and all extensions of time and all other indulgences, to any substitution, exchange or release of collateral, if any, and/or to the addition or release of any other party or person primarily or secondarily liable, all without notice, and generally waive all suretyship rights and defenses while any sums remain outstanding hereunder.

This Note constitutes the entire and integrated agreement and understanding between the Borrower and Lender, and it supercedes any prior negotiations, representations or agreements, either written or oral. Borrower agree that any representation, promise, condition or inducement, express or implied, not included in writing in this agreement shall not be binding upon any party. This agreement may be amended or modified only by a written modification signed by all parties.

Reference is made to a certain commitment letter dated April 26, 2023, as amended, the terms of which shall survive the closing. This Note is secured by:

(A) A security interest in all assets of the Borrower, including but not limited to, accounts, accounts receivable, inventory, fixtures, machinery and equipment located at 56 Evergreen Drive, 33 Caddie Lane, 14 Wedge Way, 175 Industrial Way and 165 Industrial Way, in Portland, Maine.

(B) A Mortgage encumbering certain property located at 14 Wedge Way, Portland, Maine (the “Mortgaged Property”) and all building materials, fixtures, machinery and equipment owned by Borrower and necessary or incidental to the general operation and maintenance of each portion of the Mortgaged Property, and all renewals and replacements thereof or additions thereto, all as more specifically described in the Mortgage.

(C) An absolute assignment of all of the Borrower’s right, title and interest in and to any and all present and future leases and agreements of lease affecting any portion of the Mortgaged Property.

(D) Uniform Commercial Code financing statements in favor of the Bank for purposes of perfecting the Bank’s security interests granted pursuant to the Mortgages in all fixtures now owned or hereafter acquired by the Borrower and located on or used in connection with any portion of the Mortgaged Property.

(E) An Environmental Indemnity Agreement executed by the Borrower in favor of the Bank pursuant to which the Borrower will indemnify, defend and hold the Bank harmless from and against all costs, claims, liability or expense arising in connection with Environmental Laws, Regulated Substances, or Contamination as such terms are defined in the Environmental Indemnity.

WITNESS its hand and seal.

Witness	IMMUCELL CORPORATION

/s/ Michael Anderson	/s/ Michael F. Brigham
Michael F. Brigham
Its President & CEO